EXHIBIT 10.4.1

                             SECOND AMENDMENT TO THE
                             1999 STOCK OPTION PLAN
                                       OF
                            SFBC INTERNATIONAL, INC.

I.       Section 4 is hereby deleted and replaced with the following:

         4.       Eligible Employees and Others.

                  (a) ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan unless they are employees of the Company or any Related Corporation. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in any other grant.

                  (b) All directors of the Company who are not employees of the Company or Related Corporations shall automatically receive grants of 15,000 Non-Qualified Options (i) at the time this Plan is adopted by the Board; (ii) upon election or appointment to the Board if not a member of the Board at the time this Plan is adopted by the Board; and
         (iii) after all Options previously granted have vested.

                           (1) The exercise price of all Options shall be fair
                  market value on the date of grant as defined by Section 7.

                           (2) The Options shall vest in six equal increments of
                  2,500 Options per director on June 30 and December 31 of each year, provided that the director is still serving as a director of the Company. To the extent that any Options which have not been exercised do not vest, the Options shall lapse.

                  (c) All Options shall be exercisable for a period of 10 years from the date of grant, except where a shorter period is required by the Code for certain ISOs or where the board or committee selects a shorter period at the time of any discretionary grant.